Exhibit 31.1

Certification

I, Christopher P. Sighinolfi, certify that:

1.I have reviewed this report on Form 10-K of Kansas Gas Service Securitization I, L.L.C. (the “Exchange Act periodic report”);

2.Based on my knowledge, the Exchange Act periodic report, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.I am responsible for reviewing the activities performed by the servicer and based on my knowledge and the compliance review conducted in preparing the servicer compliance statement required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic report, the Servicer (as defined below) has fulfilled its obligations under the Securitized Utility Tariff Property Servicing Agreement, dated as of November 18, 2022, between Kansas Gas Service Securitization I, L.L.C. and Kansas Gas Service, a Division of ONE Gas, Inc., as servicer (the “Servicer”), in all material respects; and

4.All of the reports on assessment of compliance with servicing criteria for asset-backed securities and the related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in the Exchange Act periodic report.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: U.S. Bank Trust Company, National Association, as Indenture Trustee.

Date: March 27, 2025

/s/ Christopher P. Sighinolfi
Christopher P. Sighinolfi
Senior Vice President, Chief Financial Officer, Manager and Senior Officer in Charge of the Servicing Function